UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2014

MARRONE BIO INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36030	20-5137161
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2121 Second St. Suite A-107, Davis, CA	95618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 750-2800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2014, our board of directors increased the authorized number of directors of our board to 8 and then appointed George Kerckhove as member of our board of directors to fill the vacancy on the board. Mr. Kerckhove was appointed as a Class III director whose term will expire as of the 2016 annual stockholder meeting. He will serve on our board’s audit committee.

Mr. Kerckhove worked with the American Standard Companies from 1988 through 2000, where he served as VP and Chief Financial Officer, Executive VP and Global Sector Manager of various countries and President and General Manager of the European Division. Prior to that, he served in a variety of positions from 1962 through 1987 with The Trane Company, from Product Manager in several product departments, VP and General Manager, Process Equipment Division, and Executive VP and General Manager of both the US and International Commercial Equipment Divisions. Mr. Kerckhove received Bachelor of Science degrees in Agricultural Engineering and Mechanical Engineering, a Master of Science Degree in Mechanical Engineering, and an MBA, all from the University of Wisconsin in Madison.

Mr. Kerckhove currently serves on both the investment and nomination committees of the Gundersen Medical Foundation board of directors. He previously served on the board of directors for Merix Corporation, where he chaired the audit committee, Wellspring International, American Standard Companies and the Mississippi Valley Conservancy Land Trust.

As a non-employee director, in connection with his appointment to the board, Mr. Kerckhove was granted an option to purchase 16,000 shares of our common stock which vests over a period of three years and has an exercise price of $11.25 per share, the closing price on the date of grant. In addition, Mr. Kerckhove received board compensation for his services through the 2015 annual stockholder meeting consisting of a cash payment of $25,000 and an option to purchase 4,866 shares of our common stock which vests in full as of the 2015 annual stockholder meeting and has an exercise price of $11.25 per share, the closing price on the date of grant.

No “family relationship,” as that term is defined in Item 401(d) of Regulation S-K, exists among Mr. Kerckhove, on the one hand, and any of our directors or executive officers, on the other hand.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRONE BIO INNOVATIONS, INC.

Dated: July 8, 2014	By:	/s/ Linda Moore

Linda V. Moore
Vice President, General Counsel and Secretary